Exhibit 99.1

BLACK CREEK INDUSTRIAL REIT IV INC.
PRO FORMA FINANCIAL INFORMATION
(Unaudited)
The following pro forma consolidated financial statement has been prepared to provide pro forma information with regard to real estate acquisitions and financing transactions, as applicable. The unaudited pro forma consolidated financial statement should be read in conjunction with Black Creek Industrial REIT IV Inc.’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2019.
The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2018, combine the Company’s historical operations with the purchase of the real estate properties described below, as if those transactions had occurred as of January 1, 2018. An unaudited pro forma consolidated balance sheet is not presented because the real estate property transactions described below occurred prior to December 31, 2018 and have been presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 6, 2019.
On June 7, 2018, the Company acquired a 100% fee interest in two industrial buildings totaling approximately 0.4 million square feet on approximately 25.25 acres (the “Park 429 Logistics Center”). The Park 429 Logistics Center is located in the Orlando, Florida market and is 95.9% leased by three customers with a weighted-average remaining lease term (based on square feet) of approximately 8.8 years. The total purchase price was approximately $45.7 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offering and borrowings of $23.9 million under its corporate line of credit.
On June 20, 2018, the Company acquired a 100% fee interest in one industrial building totaling approximately 0.4 million square feet on approximately 19.5 acres (the “Pescadero Distribution Center”). The Pescadero Distribution Center is located in the Central Valley market in California and is 100% leased by two customers with a weighted-average remaining lease term (based on square feet) of approximately 5.4 years. The total purchase price was approximately $45.8 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offering and borrowings of $23.9 million under its corporate line of credit.
The unaudited pro forma consolidated statement of operations has been prepared by the Company’s management based upon the Company’s historical financial statements, certain historical financial information of the acquired real estate properties, and certain purchase accounting entries of the acquired real estate properties. These pro forma statements may not be indicative of the results that actually would have occurred if these transactions had been in effect on the dates indicated, nor do they purport to represent our future financial results. The accompanying unaudited pro forma consolidated statement of operations does not contemplate certain amounts that are not readily determinable, such as additional general and administrative expenses that are probable, or interest income that would be earned on cash balances.

Exhibit 99.1

BLACK CREEK INDUSTRIAL REIT IV INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
(Unaudited)

(in thousands, except per share data)	Company Historical (1)	Acquisitions		Pro Forma Adjustments		Consolidated Pro Forma
Revenues:
Rental revenues	$6,520	$2,367	(2)	$(1)	(4)	$8,886
Total revenues	6,520	2,367		(1)		8,886
Operating expenses:
Rental expenses	1,252	435	(3)	—		1,687
Real estate-related depreciation and amortization	3,541	—		1,259	(5)	4,800
General and administrative expenses	1,564	—		—		1,564
Advisory fees, related party	1,624	—		333	(6)	1,957
Acquisition expense reimbursements, related party	4,900	—		—		4,900
Other expense reimbursements, related party	1,195	—		—		1,195
Total operating expenses	14,076	435		1,592		16,103
Operating (loss) income	(7,556)	1,932		(1,593)		(7,217)
Other expenses:
Interest expense and other	2,250	—		872	(7)	3,122
Total other expenses	2,250	—		872		3,122
Total expenses before expense support	16,326	435		2,464		19,225
Total expense support from the Advisor	5,583	—		5,328	(8)	10,911
Net expenses after expense support	(10,743)	(435)		2,864		(8,314)
Net (loss) income	(4,223)	1,932		2,863		572
Net (loss) income attributable to noncontrolling interests	—	—		—		—
Net (loss) income attributable to common stockholders	$(4,223)	$1,932		$2,863		$572
Weighted-average shares outstanding	9,107					20,265	(9)
Net (loss) income per common share - basic and diluted	$(0.46)					$0.03

The accompanying notes are an integral part of this pro forma consolidated financial statement.

Exhibit 99.1

BLACK CREEK INDUSTRIAL REIT IV INC.
NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF
OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2018
(Unaudited)

(1)
Reflects the Company’s historical consolidated statement of operations for the year ended December 31, 2018. Refer to the Company’s historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2019.

(2)
The table below sets forth the incremental impact of rental revenue of the real estate properties acquired by the Company based on the historical operations of those properties for the periods prior to acquisition. The incremental rental revenue is determined based on the respective property's historical rental revenue and the purchase accounting entries and includes: (i) the incremental base rent adjustments calculated based on the terms of the acquired lease and presented on a straight-line basis and (ii) the incremental reimbursement and other revenue adjustments, which consist primarily of rental expense recoveries, and are determined based on the acquired customer’s historical reimbursement and other revenue. The incremental straight-line rent adjustment resulted in an increase to rental revenue of approximately $0.7 million for the year ended December 31, 2018.

	For the Year Ended December 31, 2018
(in thousands)	Incremental Rental Revenue	Incremental Reimbursement Revenue
Park 429 Logistics Center	$922	$30
Pescadero Distribution Center	1,079	336
Total	$2,001	$366

(3)
The table below sets forth the incremental impact of rental expense of the real estate properties acquired by the Company based on the historical operations of those properties for the periods prior to acquisition. The incremental rental expense adjustment is determined based on the respective property’s historical operating expenses, insurance expense, and property management fees.

	For the Year Ended December 31, 2018
(in thousands)	Incremental Rental Expense	Incremental Real Estate Taxes
Park 429 Logistics Center	$54	$43
Pescadero Distribution Center	70	268
Total	$124	$311

(4)
Amount represents the incremental impact of rental revenue of the properties acquired by the Company, which includes the adjustments to reflect rents at market, as determined in purchase accounting, that consists of above- and below-market lease assets and liabilities, which are amortized over the remaining lease term.

(in thousands)	For the Year Ended December 31, 2018
Park 429 Logistics Center	$11
Pescadero Distribution Center	(12)
Total	$(1)

(5)
Amount represents the incremental depreciation and amortization expense of the real estate properties acquired by the Company. Pursuant to the purchase price allocations, the amounts allocated to buildings are depreciated on a straight-line basis over a period of 40 years, commencing when the building is complete and ready for its intended use, and the amounts allocated to intangible in-place lease assets are amortized on a straight-line basis over the lease term.

(in thousands)	For the Year Ended December 31, 2018
Park 429 Logistics Center	$539
Pescadero Distribution Center	720
Total	$1,259

Exhibit 99.1

(6)
Amount represents the fixed component of the advisory fee that is payable monthly to BCI IV Advisors LLC, the Company's Advisor, for asset management services provided to the Company. The fixed component of the advisory fee consists of a monthly fee of one-twelfth of 0.80% of the aggregate cost of real property assets located in the U.S. within the Company’s portfolio. Amount was calculated as though the real estate properties acquired by the Company had been managed by the Company’s Advisor since January 1, 2018.

(7)
Amount represents the incremental interest expense related to the borrowings under the Company's corporate line of credit incurred in conjunction with the respective real estate property acquisition. This is calculated based on the actual terms of the credit facility agreement as if this financing transaction was outstanding as of January 1, 2018, utilizing the interest rate of 4.10% in effect as of December 31, 2018.

(in thousands)	For the Year Ended December 31, 2018
Park 429 Logistics Center	$418
Pescadero Distribution Center	454
Total	$872

(8)
Amount represents the adjustment to the expense support the Company would have received from the Company’s Advisor assuming the real estate properties acquired by the Company had been managed by the Company’s Advisor since January 1, 2018.

(9)
The pro forma weighted-average shares of common stock outstanding for the year ended December 31, 2018 were calculated to reflect all shares sold through December 31, 2018 as if they had been issued on January 1, 2018.

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